Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-275972 on Form F-4 of our report dated January 15, 2024, relating to the financial statements of Latam Logistic Properties, S.A. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche, S.A.

San Jose, Costa Rica
January 15, 2024